UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road, Suite 300 Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CRZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on December 21, 2022, Core Scientific, Inc. (the “Company”) and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Plan Supplement

As previously disclosed, the Debtors filed with the Bankruptcy Court (i) on November 16, 2023, the Third Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Debtor Affiliates (the “Third Amended Plan”) and the related Disclosure Statement (the “Initial Disclosure Statement”); (ii) on December 8, 2023, a supplement to the Third Amended Plan (the “Initial Plan Supplement”); (iii) on December 11, 2023, a further supplement to the Third Amended Plan (the “Amended Plan Supplement); (iv) on December 26, 2023, the Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Debtor Affiliates (the “Fourth Amended Plan”); (v) on December 27, 2023, a supplement to the Fourth Amended Plan (the “Second Amended Plan Supplement”); and (vi) on December 28, 2023, the solicitation versions of the Fourth Amended Plan (the “Plan”) and the supplement to the Disclosure Statement (the “Disclosure Statement Supplement” and, together with the Initial Disclosure Statement, the “Disclosure Statement”). Also, as previously disclosed, on December 28, 2023, the Bankruptcy court entered an order, among other things, conditionally approving the Disclosure Statement Supplement and authorizing the Debtors to solicit acceptances for the Plan. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings ascribed to them in the Plan.

On January 5, 2024, the Debtors filed a further supplement to the Plan (the “Third Amended Plan Supplement” and, together with the Initial Plan Supplement, the Amended Plan Supplement, and the Second Amended Plan Supplement, and as may be further modified, supplemented, or amended, the “Plan Supplement”) with the Bankruptcy Court. The Plan Supplement includes certain documents related to the Plan and referenced therein, including, among other things: the (i) forms of New Corporate Governance Documents, solely with respect to the Reorganized Parent, (ii) form of New Secured Convertible Notes Indenture, (iii) form of New Secured Notes Indenture, (iv) form of Contingent Payment Obligations Agreement, (v) forms of New Miner Equipment Lender

Debt Documents, (vi) form of Exit Credit Agreement, (vii) form of New Warrants Agreement, (viii) form of New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility) (the “New Intercreditor Agreement”), (ix) disclosures related to the New Board pursuant to Section 1129(a)(5) of the Bankruptcy Code, (x) Restructuring Transactions Exhibit and (xi) schedules of retained causes of action, rejected contracts, assumed contracts and Allowed General Unsecured Claims.

The documents included in the Plan Supplement reflect the Debtors’ versions of such documents (except with respect to the form of New Intercreditor Agreement, which reflect the Ad Hoc Noteholder Group’s version) and are subject to change. Such changes may be material and/or adverse to the Debtors, based on further comments from the Ad Hoc Noteholder Group, the Equity Committee and the Settling Miner Equipment Lenders (none of which have signed off on the applicable documents). Each of the documents contained in the Plan Supplement remains subject to ongoing review by, negotiations between, and the applicable consent rights of the Debtors, the Ad Hoc Noteholder Group, the Equity Committee, and the Settling Miner Equipment Lenders, as applicable, and all rights of the foregoing parties are reserved. Accordingly, the documents included in the Plan Supplement remain subject to (i) further review, negotiations, and modifications and (ii) final documentation in a manner consistent with the Plan and the Restructuring Support Agreement. The Debtors reserve all rights to amend, modify, or supplement the Plan Supplement, and any of the documents contained therein, in accordance with the terms of the Plan.

The foregoing description of the Third Amended Plan Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended Plan Supplement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Rights Offering

As previously disclosed, on November 20, 2023, the Company commenced an equity rights offering (the “Equity Rights Offering”) of common shares of the reorganized Company (the “ERO Shares”) in an aggregate amount of $55 million. Also, as previously disclosed, on November 16, 2023, the Company entered into an agreement (the “Backstop Commitment Letter”) with the parties named therein (the “Commitment Parties”), pursuant to which the Commitment Parties agreed to severally and not jointly backstop $37.1 million of the Equity Rights Offering (the “Backstop Commitment”), subject to the terms and conditions of the Backstop Commitment Letter.

On January 8, 2024, the Company issued a press release announcing the final results of the Equity Rights Offering. The Equity Rights Offering was oversubscribed and the aggregate subscriptions (including oversubscriptions) exceeded the number of ERO Shares offered to be purchased as part of the Equity Rights Offering. The results of the Equity Rights Offering render the previously arranged Backstop Commitment unnecessary. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; satisfaction of any conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the risks related to trading on the OTC Pink Market; as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Third Amended Plan Supplement, dated as of January 5, 2024

99.2	Press Release, dated January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: January 8, 2024	By:	/s/ Todd M. DuChene
Name: Todd M. DuChene
Title: Chief Legal Officer and Chief Administrative Officer